SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (D) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): July 25, 2002


Exact name of Registrant as specified in its charter:Central Parking Corporation

State  or  other  jurisdiction  of  incorporation:                     Tennessee

Commission  File  Number:                                              001-13950

IRS  Employer  Identification  Number:                                62-1052916

Address  of  principal  executive  offices:            2401  21st  Avenue  South
                                                       Suite  200
                                                       Nashville,  TN  37212

Registrant's  telephone  number,  including  area  code:         (615)  297-4255

Former name or former address, if changed since last report:      Not applicable

ITEM  5.     OTHER  EVENTS

On July 25, 2002, the Registrant announced its operating results for the third quarter of fiscal 2002.

ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS
     (c)  EXHIBITS
     Exhibit No. 99.1     Text of press release dated July 25, 2002

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Central  Parking  Corporation
                                         /s/  Hiram  A.Cox
                                          -----------------
Date: July 30, 2002                       By:  Hiram  A.  Cox
                                               Chief  Financial  Officer

EXHIBIT  99.1
-------------

FOR  IMMEDIATE  RELEASE
-----------------------

Investor Contact:  William J. Vareschi, Jr.    or    Hiram A. Cox
                   Vice Chairman and                 Senior Vice President and
                     Chief Executive Officer           Chief Financial Officer
                   (615) 297-4255                    (615) 297-4255
                   bvareschi@parking.com             hcox@parking.com
                   ---------------------             ----------------

Media Contact:     Richard Jonardi
                   Communications Manager
                  (615) 297-4255
                  rjonardi@parking.com
                  --------------------


     CENTRAL PARKING CORPORATION REPORTS FISCAL THIRD QUARTER 2002 EARNINGS

NASHVILLE, TENN. (JULY 25, 2002) --Central Parking Corporation (NYSE: CPC) today announced earnings for the third fiscal quarter ended June 30, 2002, before property-related activities and nonrecurring items (pro forma) of $11.0 million, or $0.30 per diluted share, compared with $11.3 million, or $0.32 per diluted share, in the year-earlier period. For comparability purposes, prior year pro forma earnings have been increased by $0.08 per share to reflect the discontinuation of goodwill amortization relating to the Company's October 1, 2001 adoption of SFAS 142. Revenues (excluding reimbursed management costs) for the third quarter of fiscal 2002 increased to $183.0 million compared to $179.1 million in the year-earlier period.

     During the fiscal third quarter of 2002, the Company became subject to and adopted a new accounting standard (EITF 01-14), which requires the recognition of both revenues and expenses in equal amounts for costs directly reimbursed from its management clients. This accounting change has no impact on operating earnings or net earnings. Historically, expenses directly reimbursed under management agreements have been netted against the reimbursement received. As required by this new accounting standard, these items have been reclassified in all prior periods to conform to the new presentation. For the June quarter of 2002, the impact is an increase of $97.4 million in both revenues and expenses.

     Additionally, the Company adopted in the fiscal third quarter of 2002 another new accounting standard (SFAS 145), which requires the gains from the repurchase of the trust issued convertible securities to be repositioned in the Consolidated Statement of Earnings. These gains are now reported as gains before income taxes whereas previously they were shown as an extraordinary item net of taxes. This change has no impact on net earnings and as required by this new accounting standard, these gains have been reclassified in all prior periods to conform to the new presentation.

     Reported earnings (GAAP) for the quarter ended June 30, 2002 were $0.28 per diluted share including a loss of approximately $0.04 per share from property-related losses and a gain of approximately $0.02 per share related to the repurchase of approximately 139,000 shares of trust issued convertible securities. Reported earnings (GAAP) per diluted share were $0.19 in the prior year period.

     William J. Vareschi, Jr., Chief Executive Officer, said, "Revenues and earnings for the third quarter of fiscal 2002 were consistent with our expectations. Despite a difficult economic environment, we are encouraged that this quarter's earnings approached last year's levels and that cash provided by operations significantly exceeded prior year performance. At $183.0 million, revenues were 2% higher than last year. The increase was driven by previously announced acquisitions and a positive new/lost business ratio partially offset by a modest decline in same store sales. The decline in same store sales is principally attributable to lower monthly parking revenues in New York City, San Francisco, Seattle and other areas reflecting higher levels of unemployment. Pricing was essentially flat with prior year levels.

     Vareschi continued, "Our fourth quarter revenue and earnings projections are based on the assumption that the economic recovery remains somewhat choppy over the next several months. As a result, we expect fourth quarter revenues to be approximately $178 to $182 million (excluding reimbursed management costs) compared to $174 million for the same period last year. This level of revenue should produce fully diluted earnings per share for the quarter of $0.20 to $0.24 per share before property-related activities and nonrecurring items (pro forma) compared to approximately $0.19 per share (pro forma) in the same period last year", said Vareschi. For comparability purposes, earnings for the fourth fiscal quarter of last year have been adjusted upward by approximately $0.08 per share to reflect the discontinuation of goodwill amortization.

     Vareschi concluded, "We are continuing to gain new business by focusing on the fundamentals embodied within our "Operational Excellence" initiatives. We have established firm expectations for performance internally and believe that we are poised to deliver the kind of performance our clients, employees and shareholders expect."

     Central Parking Corporation, headquartered in Nashville, Tennessee, is a leading provider of parking and transportation management services. The Company operates approximately 3,900 parking facilities containing approximately 1.6 million spaces at locations in 39 states, the District of Columbia, Canada, the United Kingdom, the Republic of Ireland, Germany, Switzerland, Poland, Spain, Greece, Mexico, Puerto Rico, Chile, Colombia, Peru and Venezuela.

     This press release contains projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the Company's current views with respect to future events and financial performance. No assurance can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission.

                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
                                   (UNAUDITED)

Amounts  in  thousands,  except  per  share  data

                                                     THREE MONTHS ENDED       NINE MONTHS ENDED
                                                           JUNE 30,                JUNE 30,
                                                       2002        2001        2002        2001
                                                    ----------  ----------  ----------  ----------
Total revenues (a)                                  $ 182,965   $ 179,145   $ 539,050   $ 530,744
Total cost and expenses (a) (b)                      (163,173)   (157,246)   (482,556)   (461,964)
Interest expense, net                                  (1,865)     (3,356)     (5,374)    (12,168)
Other income (expenses), net                              178          38        (571)       (263)
Income taxes (c)                                       (5,777)     (6,310)    (16,484)    (18,826)
Minority interest, net of tax                          (1,374)       (947)     (3,652)     (2,411)
                                                    ----------  ----------  ----------  ----------
    Earnings (pro forma)                               10,954      11,324      30,413      35,112
Property-related gains (losses), net of tax            (1,379)     (1,885)      2,718      (1,852)
Gain on repurchase of mandatorily reedeemable
    convertible securities of a subsidiary trust,
    net of tax                                            528          --       5,547          --
Amortization of goodwill, net of tax                       --      (2,702)         --      (8,107)
Cumulative effect of account change, net of tax            --          --          --        (258)
                                                    ----------  ----------  ----------  ----------
    Net earnings (GAAP)                             $  10,103   $   6,737   $  38,678   $  24,895
                                                    ==========  ==========  ==========  ==========


Pro forma earnings
     Basic                                          $    0.30   $    0.32   $    0.85   $    0.98
     Diluted                                        $    0.30   $    0.32   $    0.84   $    0.97

Net earnings per share (GAAP)
     Basic                                          $    0.28   $    0.19   $    1.08   $    0.70
     Diluted                                        $    0.28   $    0.19   $    1.07   $    0.69

Weighted average common shares:
     Basic                                             35,923      35,740      35,817      35,818
     Diluted                                           36,587      35,900      36,190      36,046



(a) Excludes revenues and expenses for amounts directly reimbursed by management clients.

(b) Excludes amortization of goodwill of $2,832 and $8,497 for the three and nine months ended June 30, 2001, respectively. The Company adopted SFAS 142, "Goodwill and Intangible Assets," as of October 1, 2001, and therefore no longer amortizes goodwill.

(c) Income tax expense for the three and nine months ended June 30, 2002 excludes income tax benefit (expense) on net property-related gains and losses of $919 and ($2,017), respectively, and income tax expense on gain on repurchase of mandatorily redeemable convertible securities of $353 and $3,698, respectively. Income tax expense for the three and nine months ended June 30, 2001 excludes income tax benefit on net property-related losses of $1,173 and $725, respectively, and income tax benefit on goodwill amortization of $130 and $390, respectively.

                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (UNAUDITED)

Amounts  in  thousands,  except  per  share  data

                                                       THREE MONTHS ENDED
                                                             JUNE 30,
                                                         2002       2001
                                                       ---------  ---------
Revenues:
 Parking                                               $151,664   $154,260
 Management contract and other                           31,301     24,885
                                                       ---------  ---------
                                                        182,965    179,145
 Reimbursement of management contract expenses           97,370     90,986
                                                       ---------  ---------
   Total revenues                                       280,335    270,131

Costs and expenses:
 Cost of parking                                        133,452    128,485
 Cost of management contracts                            12,403     11,193
 General and administrative                              17,224     17,399
 Goodwill and non-compete amortization                       94      3,001
                                                       ---------  ---------
                                                        163,173    160,078
 Reimbursed management contract expenses                 97,370     90,986
                                                       ---------  ---------
   Total costs and expenses                             260,543    251,064
Property-related gains (losses), net                     (2,298)    (3,058)
                                                       ---------  ---------
   Operating earnings                                    17,494     16,009

Other income (expenses):
 Interest income                                          1,277      1,362
 Interest expense                                        (3,142)    (4,718)
 Dividends on company-obligated mandatorily
   redeemable convertible securities                     (1,093)    (1,472)
 Gain on repurchase of company-obligated
   mandatorily redeemable convertible securities            881         --
 Equity in partnership and joint venture earnings         1,271      1,510
                                                       ---------  ---------
   Earnings before income taxes and minority interest    16,688     12,691
Income tax expense                                       (5,211)    (5,007)
Minority interest, net of tax                            (1,374)      (947)
                                                       ---------  ---------
   Net earnings                                        $ 10,103   $  6,737
                                                       =========  =========


Basic earnings per share:
 Net earnings                                          $   0.28   $   0.19
                                                       =========  =========

Diluted earnings per share:
 Net earnings                                          $   0.28   $   0.19
                                                       =========  =========

                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (UNAUDITED)

Amounts  in  thousands,  except  per  share  data

                                                            NINE MONTHS ENDED
                                                                 JUNE 30,
                                                             2002       2001
                                                           ---------  ---------
Revenues:
 Parking                                                   $448,804   $454,785
 Management contract and other                               90,246     75,959
                                                           ---------  ---------
                                                            539,050    530,744
 Reimbursement of management contract expenses              289,705    273,477
                                                           ---------  ---------
   Total revenues                                           828,755    804,221

Costs and expenses:
 Cost of parking                                            391,932    379,180
 Cost of management contracts                                37,743     31,192
 General and administrative                                  52,571     51,086
 Goodwill and non-compete amortization                          310      9,003
                                                           ---------  ---------
                                                            482,556    470,461
 Reimbursed management contract expenses                    289,705    273,477
                                                           ---------  ---------
   Total costs and expenses                                 772,261    743,938
Property-related gains (losses), net                          4,735     (2,577)
                                                           ---------  ---------
   Operating earnings                                        61,229     57,706

Other income (expenses):
 Interest income                                              4,087      4,341
 Interest expense                                            (9,461)   (16,509)
 Dividends on company-obligated mandatorily
   redeemable convertible securities                         (3,823)    (4,415)
 Gain on repurchase of company-obligated
   mandatorily redeemable convertible securities              9,245         --
 Equity in partnership and joint venture earnings             3,252      4,152
                                                           ---------  ---------
   Earnings before income taxes, minority interest
     and cumulative effect of accounting change              64,529     45,275
Income tax expense                                          (22,199)   (17,711)
Minority interest, net of tax                                (3,652)    (2,411)
                                                           ---------  ---------
   Earnings before cumulative effect of accounting change    38,678     25,153
Cumulative effect of accounting change, net of tax               --       (258)
                                                           ---------  ---------
   Net earnings                                            $ 38,678   $ 24,895
                                                           =========  =========


Basic earnings per share:
 Earnings before cumulative effect of accounting change    $   1.08   $   0.70
 Cumulative effect of accounting change, net of tax              --         --
                                                           ---------  ---------
 Net earnings                                              $   1.08   $   0.70
                                                           =========  =========

Diluted earnings per share:
 Earnings before cumulative effect of accounting change    $   1.07   $   0.70
 Cumulative effect of accounting change, net of tax              --      (0.01)
                                                           ---------  ---------
 Net earnings                                              $   1.07   $   0.69
                                                           =========  =========

                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

Amounts  in  thousands

                                                                      JUNE 30,     SEPTEMBER 30,
                                                                        2002             2001
                                                                    -----------  ---------------
ASSETS
Current assets:
  Cash and cash equivalents                                         $   34,571   $       41,849
  Management accounts receivable                                        38,496           32,613
  Accounts receivable - other                                           14,099           16,149
  Current portion of notes receivable                                    8,433            6,836
  Prepaid expenses                                                      11,214            6,939
  Deferred income taxes                                                    259              259
                                                                    -----------  ---------------
    Total current assets                                               107,072          104,645

Notes receivable, less current portion                                  42,887           42,931
Property, equipment and leasehold improvements, net                    426,607          415,405
Contract and lease rights, net                                         112,438           88,094
Goodwill, net                                                          251,533          250,630
Investment in and advances to partnerships and joint ventures           15,375           30,704
Other assets                                                            49,344           54,472
                                                                    -----------  ---------------
    Total Assets                                                    $1,005,256   $      986,881
                                                                    ===========  ===============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt and capital lease obligations   $   53,229   $       53,337
  Accounts payable                                                      79,566           77,887
  Accrued expenses                                                      29,722           24,997
  Management accounts payable                                           23,319           20,541
  Income taxes payable                                                  14,396            7,134
                                                                    -----------  ---------------
    Total current liabilities                                          200,232          183,896

Long-term debt and capital lease obligations, less current portion     195,269          208,885
Deferred rent                                                           30,385           22,310
Deferred income taxes                                                   14,944           15,757
Minority interest                                                       30,970           31,121
Other liabilities                                                       34,030           33,466
                                                                    -----------  ---------------
    Total liabilities                                                  505,830          495,435
                                                                    -----------  ---------------

Company-obligated mandatorily redeemable securities of subsidiary
  holding solely parent debentures                                      78,085          110,000

Shareholders' equity:
  Common stock                                                             360              358
  Additional paid-in capital                                           241,600          238,464
  Accumulated other comprehensive loss, net                             (2,070)          (1,979)
  Retained earnings                                                    182,373          145,308
  Other shareholders' equity                                              (922)            (705)
                                                                    -----------  ---------------
    Total shareholders' equity                                         421,341          381,446
                                                                    -----------  ---------------
    Total Liabilities and Shareholders' Equity                      $1,005,256   $      986,881
                                                                    ===========  ===============

                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

 Amounts  in  thousands

                                                                       NINE MONTHS ENDED
                                                                            JUNE 30,
                                                                        2002       2001
                                                                      ---------  ---------
Cash flows from operating activities:
  Net earnings                                                        $ 38,678   $ 24,895
  Depreciation and amortization                                         25,759     35,749
  Equity in partnership and joint venture earnings                      (3,252)    (4,152)
  Distributions from partnerships and joint ventures                     3,353      2,649
  Property-related (gains) losses, net                                  (4,735)     2,577
  Gain on sale of mandatorily redeemable convertible securities         (9,245)        --
  Deferred income taxes                                                   (963)      (537)
  Minority interest                                                      3,652      2,411
  Changes in operating assets and liabilities (net of acquisitions):
    Management accounts receivable                                      (3,799)     1,208
    Accounts receivable - other                                          2,616     (1,461)
    Prepaid expenses                                                    (4,275)       526
    Other assets                                                         1,614     (7,102)
    Accounts payable, accrued expenses and other liabilities             5,239    (12,461)
    Management accounts payable                                          2,340     (3,943)
    Deferred rent                                                        8,075     (1,221)
    Income taxes payable                                                 7,236     (6,864)
                                                                      ---------  ---------
      Net cash provided by operating activities                         72,293     32,274
                                                                      ---------  ---------

Cash flows from investing activities:
  Proceeds from disposition of property and equipment                   15,716     21,325
  Proceeds from sale of investment in partnership                       18,399         --
  Purchase of property, equipment and leasehold improvements           (19,777)   (22,562)
  Purchase of contract and lease rights                                (18,801)    (2,041)
  Acquisitions, net of cash acquired                                   (17,662)        --
  Other investing activities                                              (483)     2,430
                                                                      ---------  ---------
      Net cash used by investing activities                            (22,608)      (848)
                                                                      ---------  ---------

Cash flows from financing activities:
  Dividends paid                                                        (1,613)    (1,625)
  Net borrowings under revolving credit agreement                        9,500     16,100
  Principal repayments on notes payable and capital leases             (41,512)   (42,478)
  Payment to minority interest partners                                 (3,972)    (3,114)
  Repurchase of common stock                                              (488)   (10,863)
  Repurchase of mandatorily redeemable securities                      (21,823)        --
  Issuance of common stock and exercise of stock options                 3,261      2,077
                                                                      ---------  ---------
      Net cash used by financing activities                            (56,647)   (39,903)
                                                                      ---------  ---------

Foreign currency translation                                              (316)       176
                                                                      ---------  ---------
Net decrease in cash and cash equivalents                               (7,278)    (8,301)
Cash and cash equivalents at beginning of period                        41,849     43,214
                                                                      ---------  ---------
Cash and cash equivalents at end of period                            $ 34,571   $ 34,913
                                                                      =========  =========